Exhibit 99.1

October 19, 2022

PACWEST BANCORP ANNOUNCES RESULTS FOR THE THIRD QUARTER 2022

FOR IMMEDIATE RELEASE

THIRD QUARTER 2022 RESULTS

$122.2M	$1.02	24.11%	8.55%
Net Earnings Available to Common Stockholders	Diluted Earnings per Common Share	ROATCE	CET1

THIRD QUARTER 2022 HIGHLIGHTS

•	All Regulatory Capital Ratios Increased from 2Q22, With CET1 Increasing from 8.24% to 8.55%
•	Total Deposits Up $228 Million or 0.7% from 2Q22; Venture Banking Deposits Grew $129 Million to $12.2 Billion
•	Credit Metrics Remain Steady with Nonperforming Assets Ratio of 34 Basis Points
•	Loan Growth of $1.2 Billion or 4.4% from 2Q22
•	Net Interest Income (TE) of $338.6 Million in 3Q22 vs. $327.8 Million in 2Q22; Up 3.3%

CEO COMMENTARY

Matt Wagner, CEO, commented, “We are pleased with the growth in our capital ratios during the third quarter of 2022. The increases in the ratios were due to strong earnings, the credit-linked notes transaction completed in late September, and slower growth in loans and loan commitments. Capital remains a primary focus area and we are targeting a CET1 ratio of 10% by the end of 2023.”

“We were also pleased with the stabilization in venture banking deposits, which grew by $129 million to $12.2 billion, contributing to total deposits growing by $228 million in the third quarter of 2022. After exceptionally strong loan growth in the first half of 2022, loan growth slowed in the third quarter of 2022 due to the expected impact from higher interest rates and our decision to slow loan growth as part of managing our balance sheet.”

“Credit quality remains strong as evidenced by credit metrics such as nonperforming assets of 34 basis points and net charge-offs of three basis points for the quarter and one basis point on a year-to-date basis.”

“Lastly, on a macroeconomic level as we assess the current state and direction of the economy we are thinking about and planning for a weaker economic outlook.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	Increase	September 30,		Increase
Financial Highlights (1)	2022	2022	(Decrease)	2022	2021	(Decrease)

	(Dollars in thousands, except per share data)
Net earnings available to common stockholders	$122,224	$122,360	$(136)	$364,712	$470,914	$(106,202)
Diluted earnings per common share	$1.02	$1.02	$-	$3.04	$3.96	$(0.92)
Pre-provision, pre-tax net revenue ("PPNR") (2)	$178,182	$174,626	$3,556	$514,917	$478,657	$36,260
Return on average assets	1.28%	1.23%	0.05	1.24%	1.86%	(0.62)
PPNR return on average assets (2)	1.73%	1.75%	(0.02)	1.71%	1.89%	(0.18)

Return on average tangible common equity (2)	24.11%	24.42%	(0.31)	23.05%	25.20%	(2.15)

Yield on average loans and leases (tax equivalent)	5.12%	4.65%	0.47	4.82%	5.13%	(0.31)
Cost of average total deposits	0.70%	0.18%	0.52	0.32%	0.10%	0.22
Net interest margin ("NIM") (tax equivalent)	3.57%	3.56%	0.01	3.52%	3.46%	0.06
Efficiency ratio	51.0%	49.5%	1.5	50.2%	47.2%	3.0

Total assets	$41,404,592	$40,950,723	$453,869	$41,404,592	$35,885,676	$5,518,916
Loans and leases held for investment, net of deferred fees	$27,660,041	$26,501,137	$1,158,904	$27,660,041	$20,511,020	$7,149,021
Noninterest-bearing demand deposits	$12,775,756	$13,338,029	$(562,273)	$12,775,756	$12,881,806	$(106,050)
Core deposits	$28,559,310	$29,218,646	$(659,336)	$28,559,310	$28,140,708	$418,602
Total deposits	$34,195,872	$33,968,152	$227,720	$34,195,872	$30,559,745	$3,636,127

As percentage of total deposits:
Noninterest-bearing demand deposits	37%	39%	(2)	37%	42%	(5)
Core deposits	83%	86%	(3)	83%	92%	(9)

Equity to assets ratio	9.36%	9.72%	(0.36)	9.36%	10.92%	(1.56)
Common equity tier 1 capital ratio	8.55%	8.24%	0.31	8.55%	10.15%	(1.60)
Tier 1 capital ratio	10.46%	10.15%	0.31	10.46%	10.65%	(0.19)
Total capital ratio	13.43%	13.12%	0.31	13.43%	14.36%	(0.93)

Tangible common equity ratio (2)	4.85%	5.15%	(0.30)	4.85%	7.79%	(2.94)
Tangible book value per common share (2)	$16.11	$16.93	$(0.82)	$16.11	$22.57	$(6.46)

(1)	The operations of the HOA Business are included from its October 8, 2021 acquisition date and the operations of Civic are included from its February 1, 2021 acquisition date.
(2)	Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

NET INTEREST INCOME

Net interest income increased by $11.3 million to $335.2 million for the third quarter of 2022 compared to $323.9 million for the second quarter of 2022. Interest income on loans and leases increased by $53.3 million in the third quarter of 2022 due to a $1.6 billion increase in the average balance of loans and leases and a 47 basis point increase in the tax equivalent yield on average loans and leases compared to the second quarter of 2022. Interest income on deposits in financial institutions increased by $6.0 million in the third quarter of 2022 due to a 139 basis point increase in the yield on average deposits in financial institutions, offset partially by a $175 million decrease in the average balance. The tax equivalent yield on average loans and leases was 5.12% for the third quarter of 2022 compared to 4.65% for the second quarter of 2022. The increase in the tax equivalent yield on average loans and leases was due primarily to higher coupon interest due to increased rates on new production and on existing variable rate loans. Interest expense on deposits increased by $45.9 million in the third quarter of 2022 due mainly to increased market rates and a higher level of wholesale deposits which contributed to a 52 basis point increase in the cost of average total deposits. Interest expense on borrowings and subordinated debt increased by $2.3 million due to a 190 basis points increase in the cost of average borrowings and subordinated debt, partially offset by an $851 million decrease in the average balance.

The tax equivalent NIM was 3.57% for the third quarter of 2022 compared to 3.56% for the second quarter of 2022. The slight increase in the NIM was due mainly to the change in the interest-earning assets mix driven by the increase in the balance of average loans and leases as a percentage of average interest-earning assets from 69% to 72%, the decrease in the balance of average investment securities as a percentage of average interest-earning assets from 26% to 23%, and the balance of average deposits in financial institutions as a percentage of average interest-earning assets remained unchanged at 5%. The balance of average loans and leases increased by $1.6 billion to $27.0 billion, the balance of average investment securities decreased by $685 million to $8.8 billion, and the balance of average deposits in financial institutions decreased by $175 million to $1.8 billion.

The cost of average total deposits was 0.70% for the third quarter of 2022 compared to 0.18% for the second quarter of 2022 due mainly to higher average balances and rates on higher-cost wholesale money market and brokered time deposits, as well as higher market rates on our deposit products.

PROVISION FOR CREDIT LOSSES

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Provision for Credit Losses	2022	2022	(Decrease)

	(In thousands)
Addition (reduction) in allowance for loan and lease losses	$3,000	$(10,000)	$13,000
Addition to reserve for unfunded loan commitments	-	20,000	(20,000)
Total loan-related provision	3,000	10,000	(7,000)
Addition to allowance for held-to-maturity securities	-	1,500	(1,500)
Total provision for credit losses	$3,000	$11,500	$(8,500)

The provision for credit losses was $3.0 million for the third quarter of 2022 compared to $11.5 million for the second quarter of 2022. The $7.0 million decrease in the loan-related provision was due mainly to a lower level of growth in loans and leases and unfunded commitments in the third versus the second quarter of 2022 and a decrease in COVID-related qualitative reserves, partially offset by increased reserves needed due to a less favorable economic forecast in the third versus the second quarter of 2022.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Income	2022	2022	(Decrease)

	(In thousands)
Service charges on deposit accounts	$3,608	$3,634	$(26)
Other commissions and fees	10,034	10,813	(779)
Leased equipment income	12,835	12,335	500
Gain on sale of loans and leases	58	12	46
Gain (loss) on sale of securities	86	(1,209)	1,295
Dividends and gains on equity investments	3,228	4,097	(869)
Warrant income	292	1,615	(1,323)
Other income	8,478	3,049	5,429
Total noninterest income	$38,619	$34,346	$4,273

Noninterest income increased by $4.3 million to $38.6 million for the third quarter of 2022 compared to $34.3 million for the second quarter of 2022 due primarily to increases of $5.4 million in other income and $1.3 million in gain on sale of securities, offset partially by a decrease of $1.3 million in warrant income and a decrease of $0.9 million in dividends and gains on equity investments. The increase in other income was due primarily to the receipt of a $5.5 million legal settlement, net of current year legal fees. The increase in gain on sale of securities resulted from the sale of $440.4 million of securities for a net gain of $86,000 compared to sales of $393.4 million of securities for a net loss of $1.2 million for the second quarter of 2022. Warrant income was lower due to a lack of capital market activities. The decrease in dividends and gains on equity investments was due to lower fair value gains on equity investments still held and SBIC investments, partially offset by lower losses on sales of equity investments and increased income distributions on SBIC investments.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Expense	2022	2022	(Decrease)

	(In thousands)
Compensation	$105,933	$102,542	$3,391
Occupancy	15,574	15,268	306
Data processing	9,568	9,258	310
Other professional services	10,674	6,726	3,948
Insurance and assessments	7,159	5,632	1,527
Intangible asset amortization	3,649	3,649	-
Leased equipment depreciation	8,908	8,934	(26)
Foreclosed assets (income) expense, net	(248)	(28)	(220)
Customer related expense	12,673	11,748	925
Loan expense	6,228	7,037	(809)
Other	15,500	12,879	2,621
Total noninterest expense	$195,618	$183,645	$11,973

Noninterest expense increased by $12.0 million to $195.6 million for the third quarter of 2022 compared to $183.6 million for the second quarter of 2022 due primarily to increases of $3.9 million in other professional services, $3.4 million in compensation expense, $2.6 million in other expense, and $1.5 million in insurance and assessments expense. The increase in other professional services was due mostly to issuance costs of the credit-linked notes transaction. The increase in compensation expense was due mainly to an increase in our headcount by 68 FTEs during the third quarter primarily related to hiring at Civic and for our digital and innovation initiatives. The increase in other expense was due primarily to a legal settlement accrual. The increase in insurance and assessments expense was due to higher FDIC assessment expense due to downward trends in core deposits and capital levels in the first half of 2022. Noninterest expense includes $7.0 million of non-recurring expenses in the third quarter of 2022 related to the issuance costs of the credit-linked notes transaction and a legal settlement accrual.

Income Taxes

The effective income tax rate was 24.9% for the third quarter of 2022 compared to 25.0% for the second quarter of 2022. The effective tax rate for the full year 2022 is currently estimated to be in the range of 25% to 27%.

BALANCE SHEET HIGHLIGHTS

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30, 2022		June 30, 2022		September 30, 2021
		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Noninterest-bearing demand	$12,775,756	37%	$13,338,029	39%	$12,881,806	42%
Interest checking	6,780,900	20%	6,197,234	18%	7,168,472	24%
Money market	8,361,779	24%	9,029,433	27%	7,463,261	24%
Savings	640,875	2%	653,950	2%	627,169	2%
Total core deposits	28,559,310	83%	29,218,646	86%	28,140,708	92%
Wholesale non-maturity deposits	2,367,544	7%	2,185,248	6%	960,438	3%
Total non-maturity deposits	30,926,854	90%	31,403,894	92%	29,101,146	95%
Retail time deposits	1,778,325	5%	1,354,198	4%	1,262,864	4%
Brokered time deposits	1,490,693	5%	1,210,060	4%	195,735	1%
Total time deposits (1)	3,269,018	10%	2,564,258	8%	1,458,599	5%
Total deposits	$34,195,872	100%	$33,968,152	100%	$30,559,745	100%

(1)	Includes time deposits over $250,000 of $1.0 billion, $665.9 million, and $576.0 million at September 30, 2022, June 30, 2022, and September 30, 2021, respectively.

Total deposits increased by $228 million or 0.7% in the third quarter of 2022 due to a $705 million increase in time deposits and a $182 million increase in wholesale non-maturity deposits, offset partially by a decrease in core deposits. Total venture banking deposits increased from $12.1 billion as of June 30, 2022 to $12.2 billion as of September 30, 2022. At September 30, 2022, core deposits totaled $28.6 billion or 83% of total deposits, including $12.8 billion of noninterest-bearing demand deposits or 37% of total deposits. Core deposits decreased by $659 million or 2.3% in the third quarter of 2022 driven primarily by a $586 million decrease in balances from our community banking clients primarily in September due to client business activity.

In addition to deposit products, we also offer alternative, non-depository cash investment options for select clients. These alternative options include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds decreased from $2.1 billion as of June 30, 2022 to $1.8 billion as of September 30, 2022, of which $1.1 billion was managed by PWAM. The decrease of $0.3 billion was primarily attributable to deposit transfers by venture banking clients back onto our balance sheet.

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Nine Months Ended
Roll Forward of Loans and Leases Held for Investment, Net of Deferred Fees	September 30, 2022	June 30, 2022	September 30, 2022

	(Dollars in thousands)
Balance, beginning of period	$26,501,137	$24,352,072	$22,941,548
Additions:
Production	1,758,107	2,815,181	7,148,148
Disbursements	1,677,795	1,871,627	5,138,574
Total production and disbursements	3,435,902	4,686,808	12,286,722
Reductions:
Payoffs	(977,654)	(1,347,447)	(3,773,781)
Paydowns	(1,256,557)	(1,183,178)	(3,704,306)
Total payoffs and paydowns	(2,234,211)	(2,530,625)	(7,478,087)
Sales	(19,635)	(4,319)	(60,652)
Transfers to foreclosed assets	(2,966)	-	(3,271)
Charge-offs	(4,652)	(2,799)	(10,685)
Transfers to loans held for sale	(15,534)	-	(15,534)
Total reductions	(2,276,998)	(2,537,743)	(7,568,229)
Net increase	1,158,904	2,149,065	4,718,493
Balance, end of period	$27,660,041	$26,501,137	$27,660,041

Weighted average rate on production (1)	5.92%	4.61%	4.82%

(1)	The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 22 basis points to loan yields in 2022.

Loans and leases held for investment, net of deferred fees, increased by $1.2 billion or 4.4% in the third quarter of 2022 to $27.7 billion at September 30, 2022. The overall increase in the loans and leases balance for the third quarter of 2022 was due primarily to increases in the residential real estate mortgage and residential real estate construction portfolios.

Civic loan production was $831 million for the third quarter of 2022 compared to $847 million for the second quarter of 2022. The Civic loan portfolio as of September 30, 2022 totaled $2.9 billion.

The weighted average rate on the $1.8 billion of production for the third quarter of 2022 increased to 5.92% from 4.61% for the second quarter of 2022 due primarily to the loan mix (lower percentage of multi-family production, no single-family loan pool purchases, and a higher percentage of Civic production) and the increase in market interest rates.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	September 30, 2022		June 30, 2022		September 30, 2021
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Real estate mortgage:
Commercial	$3,770,706	14%	$3,670,515	14%	$3,694,597	18%
Residential	10,860,043	39%	9,879,131	37%	5,886,360	29%
Total real estate mortgage	14,630,749	53%	13,549,646	51%	9,580,957	47%
Real estate construction and land:
Commercial	843,086	3%	837,423	3%	992,003	5%
Residential	3,450,430	12%	3,153,616	12%	2,659,870	13%
Total real estate construction and land	4,293,516	15%	3,991,039	15%	3,651,873	18%
Total real estate	18,924,265	68%	17,540,685	66%	13,232,830	65%
Commercial:
Asset-based	5,154,654	19%	5,068,112	19%	3,661,769	18%
Venture capital	2,001,086	7%	2,179,190	8%	1,632,861	8%
Other commercial	1,115,442	4%	1,229,504	5%	1,577,592	7%
Total commercial	8,271,182	30%	8,476,806	32%	6,872,222	33%
Consumer	464,594	2%	483,646	2%	405,968	2%
Total loans and leases held for
investment, net of deferred fees	$27,660,041	100%	$26,501,137	100%	$20,511,020	100%

Total unfunded loan commitments	$11,227,234		$11,866,437		$8,480,599

Allowance for Credit Losses ON LOANS AND LEASES

The following tables present roll forwards of the allowance for credit losses on loans and leases for the periods indicated:

	Three Months Ended September 30, 2022
	Allowance for	Reserve for	Total
	Loan and	Unfunded Loan	Allowance for
Allowance for Credit Losses on Loans and Leases Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$188,705	$95,071	$283,776
Charge-offs	(4,652)	-	(4,652)
Recoveries	2,274	-	2,274
Net charge-offs	(2,378)	-	(2,378)
Provision	3,000	-	3,000
Ending balance	$189,327	$95,071	$284,398

	Three Months Ended June 30, 2022
	Allowance for	Reserve for	Total
	Loan and	Unfunded Loan	Allowance for
Allowance for Credit Losses on Loans and Leases Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$197,398	$75,071	$272,469
Charge-offs	(2,799)	-	(2,799)
Recoveries	4,106	-	4,106
Net recoveries	1,307	-	1,307
Provision	(10,000)	20,000	10,000
Ending balance	$188,705	$95,071	$283,776

The following table presents allowance for credit losses information on loans and leases as of and for the dates and periods indicated:

	September 30,	June 30,	Increase
Allowance for Credit Losses on Loans and Leases	2022	2022	(Decrease)

	(Dollars in thousands)
Allowance for loan and lease losses	$189,327	$188,705	$622
Reserve for unfunded loan commitments	95,071	95,071	-
Allowance for credit losses	$284,398	$283,776	$622

Provision for credit losses (for the quarter)	$3,000	$10,000	$(7,000)
Net charge-offs (recoveries) (for the quarter)	$2,378	$(1,307)	$3,685
Net charge-offs (recoveries) to average loans and leases (for the quarter)	0.03%	(0.02)%
Allowance for loan and lease losses to loans and leases held for investment	0.68%	0.71%
Allowance for credit losses to loans and leases held for investment	1.03%	1.07%

The allowance for credit losses increased by $0.6 million in the third quarter of 2022 to $284.4 million at September 30, 2022. This increase was attributable mainly to a $3.0 million provision for credit losses, offset partially by $2.4 million in net charge-offs.

Net charge-offs over the trailing twelve months were $2.4 million, which results in net charge-offs to average loans and leases over the trailing twelve months of 0.1%.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	September 30,	June 30,	Increase
Credit Quality Metrics	2022	2022	(Decrease)

	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$89,742	$78,527	$11,215
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	2,967	-	2,967
Total nonperforming assets ("NPAs")	$92,709	$78,527	$14,182

Performing TDRs held for investment	$8,106	$11,723	$(3,617)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.32%	0.30%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.34%	0.30%
Allowance for credit losses to nonaccrual loans and leases held for investment	316.9%	361.4%

(1) Nonaccrual loans include SBA guaranteed amounts of $17.2 million at September 30, 2022 and $13.8 million at June 30, 2022.

Nonaccrual loans and leases increased by $11.2 million to $89.7 million in the third quarter of 2022 due primarily to a $15.5 million office building loan.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	September 30, 2022		June 30, 2022		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due

	(In thousands)
Real estate mortgage:
Commercial	$42,772	$14	$28,529	$14	$14,243	$-
Residential	25,950	21,700	27,524	13,577	(1,574)	8,123
Total real estate mortgage	68,722	21,714	56,053	13,591	12,669	8,123
Real estate construction and land:
Commercial	-	-	-	-	-	-
Residential	7,101	3,051	13,287	25,981	(6,186)	(22,930)
Total real estate construction and land	7,101	3,051	13,287	25,981	(6,186)	(22,930)
Commercial:
Asset-based	2,127	-	1,189	-	938	-
Venture capital	3,809	-	3,120	-	689	-
Other commercial	7,616	265	4,655	9,503	2,961	(9,238)
Total commercial	13,552	265	8,964	9,503	4,588	(9,238)
Consumer	367	1,996	223	1,711	144	285
Total held for investment	$89,742	$27,026	$78,527	$50,786	$11,215	$(23,760)

Loans and leases accruing and 30-89 days past due generally fluctuate from period to period. The $23.8 million decrease in the third quarter of 2022 was primarily in Civic residential construction loans and in the other commercial category, offset partially by an increase in the residential mortgage loans category.

CAPITAL

Our CET1, Tier 1, Total capital, and Tier 1 leverage capital ratios increased during the third quarter of 2022 due mainly to strong earnings and the completion of the credit-linked notes transaction on September 29, 2022, which added approximately 20 basis points to the CET1 ratio. The notes sold had an aggregate principal amount of $132.8 million with net proceeds of approximately $128.7 million. The notes are linked to the credit risk of an approximately $2.66 billion reference pool of previously purchased single-family residential mortgage loans. The notes were issued in five classes with a blended interest rate of SOFR plus 11%. The transaction results in a lower risk-weighting on the reference pool of loans for regulatory capital purposes. The following table presents capital ratios as of the dates indicated:

	September 30,	June 30,	September 30,
	2022	2022	2021
PacWest Bancorp Consolidated:
Common equity tier 1 capital ratio (1)	8.55%	8.24%	10.15%
Tier 1 capital ratio (1)	10.46%	10.15%	10.65%
Total capital ratio (1)	13.43%	13.12%	14.36%
Tier 1 leverage capital ratio (1)	8.63%	8.52%	8.05%
Risk-weighted assets (1) (in thousands)	$33,055,996	$33,009,455	$26,057,583
Tangible common equity ratio (2)	4.85%	5.15%	7.79%
Tangible common equity ratio excluding the impact of AOCI for securities (2)	6.97%	6.79%	7.50%

(1) Capital information for September 30, 2022 is preliminary.
(2) Non-GAAP measure.

CONFERENCE CALL

PacWest Bancorp (“PacWest”) will host a conference call at 8:00 AM PT/ 11:00 AM ET on Thursday, October 20, 2022 to discuss the Company’s performance for the third quarter of 2022.

Participants may access the conference call/webcast at:

Participant Dial-in: (800) 458-4121

Participant Webcast Link: https://event.webcasts.com/starthere.jsp?ei=1562576&tp_key=817f59ebeb

Confirmation Code: 8001555

The call will be recorded and made available for replay on October 20, 2022, after 12:00 PM PT. The recording may be accessed through the link above or at https://www.pacwestbancorp.com/news-market-data/presentations/default.aspx.

ABOUT PACWEST BANCORP

PacWest is a bank holding company with over $41 billion in assets headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank is focused on relationship-based business banking to small, middle-market, and venture-backed businesses nationwide. The Bank offers a broad range of loan and lease and deposit products and services through 69 full-service branches located in California, one branch located in Durham, North Carolina, one branch located in Denver, Colorado, and numerous loan production offices across the country. The Bank provides community banking products including lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. The Bank offers national lending products including asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. The Bank provides venture banking products including a comprehensive suite of financial services focused on entrepreneurial and venture-backed businesses and their venture capital and private equity investors, with offices located in key innovation hubs across the United States. The Bank also offers financing of business-purpose, non-owner-occupied investor properties through Civic, a wholly-owned subsidiary. The Bank also provides a specialized suite of services for the HOA industry. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of PacWest’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. The risks and impacts of the COVID-19 pandemic appear to have largely subsided, however, new variants may continue to impact key macro-economic indicators such as unemployment and GDP and may have a material impact on our business, financial position, results of operations, liquidity, and our allowance for credit losses and the related provision for credit losses. Continued deterioration in general business and economic conditions, uncertainty in U.S. fiscal monetary policy, including the interest rate policies of the Federal Reserve Board, and volatility and disruptions in credit and capital markets could adversely affect PacWest’s revenues and the values of its assets, including goodwill, and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, PacWest’s results could be adversely affected by changes in interest rates, inflation, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

All forward-looking statements in this communication are based on information available at the time the statement is made. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	June 30,	September 30,
	2022	2022	2021

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$216,436	$197,027	$174,585
Interest-earning deposits in financial institutions	2,244,272	2,192,877	3,524,613
Total cash and cash equivalents	2,460,708	2,389,904	3,699,198

Securities available-for-sale, at estimated fair value	5,891,328	6,780,648	9,276,926
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	2,264,601	2,260,367	-
Federal Home Loan Bank stock, at cost	36,990	33,210	17,250
Total investment securities	8,192,919	9,074,225	9,294,176

Loans held for sale	15,534	-	-

Gross loans and leases held for investment	27,775,962	26,608,541	20,588,255
Deferred fees, net	(115,921)	(107,404)	(77,235)
Total loans and leases held for investment, net of deferred fees	27,660,041	26,501,137	20,511,020
Allowance for loan and lease losses	(189,327)	(188,705)	(203,733)
Total loans and leases held for investment, net	27,470,714	26,312,432	20,307,287

Equipment leased to others under operating leases	338,691	324,233	334,275
Premises and equipment, net	50,781	51,083	47,246
Foreclosed assets, net	2,967	-	13,364
Goodwill	1,405,736	1,405,736	1,204,118
Core deposit and customer relationship intangibles, net	34,010	37,659	15,533
Other assets	1,432,532	1,355,451	970,479
Total assets	$41,404,592	$40,950,723	$35,885,676

LIABILITIES:
Noninterest-bearing deposits	$12,775,756	$13,338,029	$12,881,806
Interest-bearing deposits	21,420,116	20,630,123	17,677,939
Total deposits	34,195,872	33,968,152	30,559,745
Borrowings	1,864,815	1,592,000	-
Subordinated debt	863,379	863,756	862,447
Accrued interest payable and other liabilities	604,581	548,412	545,050
Total liabilities	37,528,647	36,972,320	31,967,242
STOCKHOLDERS' EQUITY (1)	3,875,945	3,978,403	3,918,434
Total liabilities and stockholders’ equity	$41,404,592	$40,950,723	$35,885,676

Book value per common share	$28.07	$28.93	$32.77
Tangible book value per common share (2)	$16.11	$16.93	$22.57
Common shares outstanding	120,314,023	120,288,024	119,579,566

(1) Includes net unrealized (loss) gain on:
Securities available-for-sale, net	$(637,346)	$(428,242)	$98,859
Securities held to maturity	(210,868)	(216,508)	-
Total	$(848,214)	$(644,750)	$98,859
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

	(In thousands, except per share data)
Interest income:
Loans and leases	$346,550	$293,286	$246,722	$907,595	$732,795
Investment securities	53,135	52,902	40,780	159,459	104,999
Deposits in financial institutions	10,359	4,330	2,580	16,412	6,130
Total interest income	410,044	350,518	290,082	1,083,466	843,924

Interest expense:
Deposits	61,288	15,362	6,417	82,858	21,186
Borrowings	3,081	2,441	101	5,683	559
Subordinated debt	10,494	8,790	7,722	27,102	18,760
Total interest expense	74,863	26,593	14,240	115,643	40,505

Net interest income	335,181	323,925	275,842	967,823	803,419
Provision for credit losses	3,000	11,500	(20,000)	14,500	(156,000)
Net interest income after provision for credit losses	332,181	312,425	295,842	953,323	959,419

Noninterest income:
Service charges on deposit accounts	3,608	3,634	3,407	10,813	9,793
Other commissions and fees	10,034	10,813	11,792	32,427	31,654
Leased equipment income	12,835	12,335	10,943	38,264	33,144
Gain on sale of loans and leases	58	12	-	130	1,561
Gain (loss) on sale of securities	86	(1,209)	515	(1,019)	616
Dividends and gains (losses) on equity investments	3,228	4,097	8,387	(4,050)	24,685
Warrant income	292	1,615	13,578	2,536	25,351
Other income	8,478	3,049	2,723	14,682	9,741
Total noninterest income	38,619	34,346	51,345	93,783	136,545

Noninterest expense:
Compensation	105,933	102,542	98,061	300,715	268,750
Occupancy	15,574	15,268	14,928	46,042	43,766
Data processing	9,568	9,258	7,391	28,455	22,106
Other professional services	10,674	6,726	5,164	23,354	15,546
Insurance and assessments	7,159	5,632	3,685	18,281	12,333
Intangible asset amortization	3,649	3,649	2,890	10,947	8,858
Leased equipment depreciation	8,908	8,934	8,603	27,031	26,186
Foreclosed assets (income) expense, net	(248)	(28)	165	(3,629)	47
Acquisition, integration and reorganization costs	-	-	200	-	3,825
Customer related expense	12,673	11,748	4,538	37,076	14,329
Loan expense	6,228	7,037	4,180	18,422	11,404
Other expense	15,500	12,879	9,616	39,995	34,157
Total noninterest expense	195,618	183,645	159,421	546,689	461,307

Earnings before income taxes	175,182	163,126	187,766	500,417	634,657
Income tax expense	43,566	40,766	47,770	126,313	163,743
Net earnings	131,616	122,360	139,996	374,104	470,914
Preferred stock dividends	9,392	-	-	9,392	-
Net earnings available to common stockholders	$122,224	$122,360	$139,996	$364,712	$470,914

Basic and diluted earnings per common share	$1.02	$1.02	$1.17	$3.04	$3.96
Dividends declared and paid per common share	$0.25	$0.25	$0.25	$0.75	$0.75

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER COMMON SHARE

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

	(Dollars in thousands, except per share data)
Basic Earnings Per Common Share:
Net earnings	$131,616	$122,360	$139,996	$374,104	$470,914
Less: Preferred stock dividends	(9,392)	-	-	(9,392)	-
Net earnings available to common stockholders	122,224	122,360	139,996	364,712	470,914
Less: Earnings allocated to unvested restricted stock (1)	(2,331)	(2,351)	(2,417)	(6,721)	(7,930)
Net earnings allocated to common shares	$119,893	$120,009	$137,579	$357,991	$462,984

Weighted average basic shares and unvested restricted stock outstanding	120,342	120,022	119,569	119,989	119,272
Less: weighted average unvested restricted stock outstanding	(2,556)	(2,460)	(2,340)	(2,422)	(2,235)
Weighted average basic shares outstanding	117,786	117,562	117,229	117,567	117,037

Basic earnings per common share	$1.02	$1.02	$1.17	$3.04	$3.96

Diluted Earnings Per Common Share:
Net earnings allocated to common shares	$119,893	$120,009	$137,579	$357,991	$462,984

Weighted average diluted shares outstanding	117,786	117,562	117,229	117,567	117,037

Diluted earnings per common share	$1.02	$1.02	$1.17	$3.04	$3.96

(1)	Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost

	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$27,038,873	$348,639	5.12%	$25,449,773	$295,154	4.65%	$19,670,671	$248,485	5.01%
Investment securities (3)	8,803,349	54,423	2.45%	9,488,653	54,910	2.32%	8,047,098	42,952	2.12%
Deposits in financial institutions	1,809,809	10,359	2.27%	1,984,751	4,330	0.88%	5,657,768	2,580	0.18%
Total interest-earning assets (1)	37,652,031	413,421	4.36%	36,923,177	354,394	3.85%	33,375,537	294,017	3.50%
Other assets	3,189,241			3,108,714			2,496,127
Total assets	$40,841,272			$40,031,891			$35,871,664

Liabilities and Stockholders' Equity:
Interest checking	$6,650,477	19,475	1.16%	$6,517,381	3,816	0.23%	$7,372,859	2,042	0.11%
Money market	10,914,027	31,780	1.16%	10,553,942	8,448	0.32%	8,662,449	2,997	0.14%
Savings	649,574	42	0.03%	650,479	41	0.03%	620,079	38	0.02%
Time	3,000,187	9,991	1.32%	1,939,816	3,057	0.63%	1,475,307	1,340	0.36%
Total interest-bearing deposits	21,214,265	61,288	1.15%	19,661,618	15,362	0.31%	18,130,694	6,417	0.14%
Borrowings	505,482	3,081	2.42%	1,356,616	2,441	0.72%	238,335	101	0.17%
Subordinated debt	863,719	10,494	4.82%	863,653	8,790	4.08%	862,272	7,722	3.55%
Total interest-bearing liabilities	22,583,466	74,863	1.32%	21,881,887	26,593	0.49%	19,231,301	14,240	0.29%
Noninterest-bearing demand deposits	13,653,177			13,987,398			12,198,313
Other liabilities	593,450			510,238			525,429
Total liabilities	36,830,093			36,379,523			31,955,043
Stockholders' equity	4,011,179			3,652,368			3,916,621
Total liabilities and stockholders' equity	$40,841,272			$40,031,891			$35,871,664
Net interest income (1)		$338,558			$327,801			$279,777
Net interest spread (1)			3.04%			3.36%			3.21%
Net interest margin (1)			3.57%			3.56%			3.33%

Total deposits (4)	$34,867,442	$61,288	0.70%	$33,649,016	$15,362	0.18%	$30,329,007	$6,417	0.08%

(1)	Tax equivalent.
(2)	Includes net loan premium amortization of $3.8 million, $5.8 million, and $2.4 million for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively.
(3)	Includes tax-equivalent adjustments of $1.3 million, $2.0 million, and $2.2 million for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021 related to tax-exempt income on investment securities.
The federal statutory tax rate utilized was 21%.
(4)	Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$216,436	$197,027	$205,446	$112,548	$174,585
Interest-earning deposits in financial institutions	2,244,272	2,192,877	1,865,235	3,944,686	3,524,613
Total cash and cash equivalents	2,460,708	2,389,904	2,070,681	4,057,234	3,699,198

Securities available-for-sale	5,891,328	6,780,648	9,975,109	10,694,458	9,276,926
Securities held-to-maturity	2,264,601	2,260,367	-	-	-
Federal Home Loan Bank stock	36,990	33,210	17,250	17,250	17,250
Total investment securities	8,192,919	9,074,225	9,992,359	10,711,708	9,294,176

Loans held for sale	15,534	-	-	-	-

Gross loans and leases held for investment	27,775,962	26,608,541	24,439,749	23,026,308	20,588,255
Deferred fees, net	(115,921)	(107,404)	(87,677)	(84,760)	(77,235)
Total loans and leases held for investment, net of deferred fees	27,660,041	26,501,137	24,352,072	22,941,548	20,511,020
Allowance for loan and lease losses	(189,327)	(188,705)	(197,398)	(200,564)	(203,733)
Total loans and leases held for investment, net	27,470,714	26,312,432	24,154,674	22,740,984	20,307,287

Equipment leased to others under operating leases	338,691	324,233	325,305	339,150	334,275
Premises and equipment, net	50,781	51,083	51,011	46,740	47,246
Foreclosed assets, net	2,967	-	304	12,843	13,364
Goodwill	1,405,736	1,405,736	1,405,736	1,405,736	1,204,118
Core deposit and customer relationship intangibles, net	34,010	37,659	41,308	44,957	15,533
Other assets	1,432,532	1,355,451	1,208,261	1,083,992	970,479
Total assets	$41,404,592	$40,950,723	$39,249,639	$40,443,344	$35,885,676

LIABILITIES:
Noninterest-bearing deposits	$12,775,756	$13,338,029	$14,057,051	$14,543,133	$12,881,806
Interest-bearing deposits	21,420,116	20,630,123	19,167,844	20,454,624	17,677,939
Total deposits	34,195,872	33,968,152	33,224,895	34,997,757	30,559,745
Borrowings	1,864,815	1,592,000	991,000	-	-
Subordinated debt	863,379	863,756	863,880	863,283	862,447
Accrued interest payable and other liabilities	604,581	548,412	519,269	582,674	545,050
Total liabilities	37,528,647	36,972,320	35,599,044	36,443,714	31,967,242
STOCKHOLDERS' EQUITY (1)	3,875,945	3,978,403	3,650,595	3,999,630	3,918,434
Total liabilities and stockholders’ equity	$41,404,592	$40,950,723	$39,249,639	$40,443,344	$35,885,676

Book value per common share	$28.07	$28.93	$30.52	$33.45	$32.77
Tangible book value per common share (2)	$16.11	$16.93	$18.42	$21.31	$22.57
Common shares outstanding	120,314,023	120,288,024	119,601,766	119,584,854	119,579,566

(1) Includes net unrealized (loss) gain on:
Securities available-for-sale, net	$(637,346)	$(428,242)	$(376,475)	$65,968	$98,859
Securities held to maturity	(210,868)	(216,508)	-	-	-
Total	$(848,214)	$(644,750)	$(376,475)	$65,968	$98,859
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES
FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

	(In thousands, except per share data)
Interest income:
Loans and leases	$346,550	$293,286	$267,759	$263,662	$246,722
Investment securities	53,135	52,902	53,422	48,469	40,780
Deposits in financial institutions	10,359	4,330	1,723	2,674	2,580
Total interest income	410,044	350,518	322,904	314,805	290,082

Interest expense:
Deposits	61,288	15,362	6,208	6,622	6,417
Borrowings	3,081	2,441	161	64	101
Subordinated debt	10,494	8,790	7,818	7,714	7,722
Total interest expense	74,863	26,593	14,187	14,400	14,240

Net interest income	335,181	323,925	308,717	300,405	275,842
Provision for credit losses	3,000	11,500	-	(6,000)	(20,000)
Net interest income after provision for credit losses	332,181	312,425	308,717	306,405	295,842

Noninterest income:
Service charges on deposit accounts	3,608	3,634	3,571	3,476	3,407
Other commissions and fees	10,034	10,813	11,580	10,633	11,792
Leased equipment income	12,835	12,335	13,094	12,602	10,943
Gain on sale of loans and leases	58	12	60	172	-
Gain (loss) on sale of securities	86	(1,209)	104	999	515
Dividends and gains (losses) on equity investments	3,228	4,097	(11,375)	(1,570)	8,387
Warrant income	292	1,615	629	23,990	13,578
Other income	8,478	3,049	3,155	7,080	2,723
Total noninterest income	38,619	34,346	20,818	57,382	51,345

Noninterest expense:
Compensation	105,933	102,542	92,240	99,700	98,061
Occupancy	15,574	15,268	15,200	14,656	14,928
Data processing	9,568	9,258	9,629	8,171	7,391
Other professional services	10,674	6,726	5,954	5,946	5,164
Insurance and assessments	7,159	5,632	5,490	5,032	3,685
Intangible asset amortization	3,649	3,649	3,649	3,876	2,890
Leased equipment depreciation	8,908	8,934	9,189	9,569	8,603
Foreclosed assets (income) expense, net	(248)	(28)	(3,353)	(260)	165
Acquisition, integration and reorganization costs	-	-	-	5,590	200
Customer related expense	12,673	11,748	12,655	6,175	4,538
Loan expense	6,228	7,037	5,157	5,627	4,180
Other expense	15,500	12,879	11,616	12,028	9,616
Total noninterest expense	195,618	183,645	167,426	176,110	159,421

Earnings before income taxes	175,182	163,126	162,109	187,677	187,766
Income tax expense	43,566	40,766	41,981	51,632	47,770
Net earnings	131,616	122,360	120,128	136,045	139,996
Preferred stock dividends	9,392	-	-	-	-
Net earnings available to common stockholders	$122,224	$122,360	$120,128	$136,045	$139,996

Basic and diluted earnings per common share	$1.02	$1.02	$1.01	$1.14	$1.17
Dividends declared and paid per common share	$0.25	$0.25	$0.25	$0.25	$0.25

PACWEST BANCORP AND SUBSIDIARIES
FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.28%	1.23%	1.22%	1.34%	1.55%
Pre-provision, pre-tax net revenue ("PPNR") return
on average assets (1)(2)	1.73%	1.75%	1.65%	1.79%	1.86%
Return on average equity (1)	13.02%	13.44%	12.66%	13.65%	14.18%
Return on average tangible common equity (1)(2)	24.11%	24.42%	20.93%	22.06%	21.03%
Efficiency ratio	51.0%	49.5%	50.1%	46.2%	47.2%
Noninterest expense as a percentage of average assets (1)	1.90%	1.84%	1.70%	1.73%	1.76%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	5.12%	4.65%	4.66%	4.93%	5.01%
Average investment securities (3)	2.45%	2.32%	2.17%	2.02%	2.12%
Average interest-earning assets (3)	4.36%	3.85%	3.59%	3.39%	3.50%
Cost of:
Average interest-bearing deposits	1.15%	0.31%	0.13%	0.13%	0.14%
Average total deposits	0.70%	0.18%	0.07%	0.08%	0.08%
Average interest-bearing liabilities	1.32%	0.49%	0.27%	0.27%	0.29%
Net interest spread (3)	3.04%	3.36%	3.32%	3.12%	3.21%
Net interest margin (3)	3.57%	3.56%	3.43%	3.24%	3.33%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$27,038,873	$25,449,773	$23,433,019	$21,367,665	$19,670,671
Investment securities	8,803,349	9,488,653	10,397,709	9,964,568	8,047,098
Deposits in financial institutions	1,809,809	1,984,751	3,083,159	5,961,104	5,657,768
Interest-earning assets	37,652,031	36,923,177	36,913,887	37,293,337	33,375,537
Total assets	40,841,272	40,031,891	39,883,304	40,358,147	35,871,664
Liabilities:
Noninterest-bearing deposits	13,653,177	13,987,398	14,463,667	14,713,385	12,198,313
Interest-bearing deposits	21,214,265	19,661,618	19,868,395	20,050,310	18,130,694
Total deposits	34,867,442	33,649,016	34,332,062	34,763,695	30,329,007
Borrowings	505,482	1,356,616	298,444	234,391	238,335
Subordinated debt	863,719	863,653	863,572	862,777	862,272
Interest-bearing liabilities	22,583,466	21,881,887	21,030,411	21,147,478	19,231,301
Stockholders' equity	4,011,179	3,652,368	3,847,481	3,954,267	3,916,621

(1) Annualized.
(2) Non-GAAP measure.
(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES
FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

	(Dollars in thousands, except per share data)
Credit Quality Metrics for Loans and Leases Held for Investment:
Nonaccrual loans and leases	$89,742	$78,527	$66,538	$61,174	$64,507
Nonperforming assets	92,709	78,527	66,842	74,017	77,871
Special mention loans and leases	463,994	480,261	377,315	391,611	496,366
Classified loans and leases	96,685	104,264	82,068	116,104	141,604
Allowance for loan and lease losses	189,327	188,705	197,398	200,564	203,733
Allowance for credit losses	284,398	283,776	272,469	273,635	279,804
For the quarter:
Provision for credit losses	3,000	10,000	-	(6,000)	(20,000)
Net charge-offs (recoveries)	2,378	(1,307)	1,166	169	367

Nonaccrual loans and leases to loans and leases	0.32%	0.30%	0.27%	0.27%	0.31%
Nonperforming assets to loans and leases and foreclosed assets	0.34%	0.30%	0.27%	0.32%	0.38%
Special mention loans and leases to loans and leases	1.68%	1.81%	1.55%	1.71%	2.42%
Classified loans and leases to loans and leases	0.35%	0.39%	0.34%	0.51%	0.69%
Allowance for loan and lease losses to loans and leases	0.68%	0.71%	0.81%	0.87%	0.99%
Allowance for credit losses to loans and leases	1.03%	1.07%	1.12%	1.19%	1.36%
Allowance for credit losses to nonaccrual loans and leases	316.91%	361.37%	409.49%	447.31%	433.76%
Net charge-offs (recoveries) to average loans and leases	0.03%	(0.02)%	0.02%	0.00%	0.01%
Trailing 12 months net charge-offs (recoveries) to average loans and leases	0.01%	0.00%	(0.02)%	(0.01)%	0.09%

PacWest Bancorp Consolidated:
Common equity tier 1 capital ratio (1)	8.55%	8.24%	8.64%	8.86%	10.15%
Tier 1 capital ratio (1)	10.46%	10.15%	9.07%	9.32%	10.65%
Total capital ratio (1)	13.43%	13.12%	12.27%	12.69%	14.36%
Tier 1 leverage capital ratio (1)	8.63%	8.52%	7.11%	6.84%	8.05%
Risk-weighted assets (1)	$33,055,996	$33,009,455	$30,297,312	$28,508,808	$26,057,583

Equity to assets ratio	9.36%	9.72%	9.30%	9.89%	10.92%
Tangible common equity ratio (2)	4.85%	5.15%	5.83%	6.54%	7.79%
Book value per common share	$28.07	$28.93	$30.52	$33.45	$32.77
Tangible book value per common share (2)	$16.11	$16.93	$18.42	$21.31	$22.57

Pacific Western Bank:
Common equity tier 1 capital ratio (1)	10.17%	9.78%	9.32%	9.56%	11.12%
Tier 1 capital ratio (1)	10.17%	9.78%	9.32%	9.56%	11.12%
Total capital ratio (1)	12.16%	11.77%	11.45%	11.80%	13.59%
Tier 1 leverage capital ratio (1)	8.39%	8.21%	7.31%	7.00%	8.40%

(1) Capital information for September 30, 2022 is preliminary.
(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) Pre-provision, pre-tax net revenue (“PPNR”), (2) PPNR return on average assets (3) return on average tangible common equity, (4) tangible common equity ratio, and (5) tangible book value per common share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of PPNR, return on average tangible common equity, tangible common equity ratio, and tangible book value per common share is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, and (5) book value per common share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
PPNR and PPNR Return on Average Assets	2022	2022	2021	2022	2021

	(Dollars in thousands)
Net earnings	$131,616	$122,360	$139,996	$374,104	$470,914

Net interest income	$335,181	$323,925	$275,842	$967,823	$803,419
Noninterest income	38,619	34,346	51,345	93,783	136,545
Noninterest expense	(195,618)	(183,645)	(159,421)	(546,689)	(461,307)
Pre-provision, pre-tax net revenue ("PPNR")	$178,182	$174,626	$167,766	$514,917	$478,657

Average assets	$40,841,272	$40,031,891	$35,871,664	$40,255,665	$33,887,541

Return on average assets (1)	1.28%	1.23%	1.55%	1.24%	1.86%
PPNR return on average assets (2)	1.73%	1.75%	1.86%	1.71%	1.89%

(1) Annualized net earnings divided by average assets.
(2) Annualized PPNR divided by average assets.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Return on Average Tangible Common Equity	2022	2022	2021	2022	2021

	(Dollars in thousands)
Net earnings	$131,616	$122,360	$139,996	$374,104	$470,914
Less: Preferred stock dividends	(9,392)	-	-	(9,392)	-
Net earnings available to common stockholders	122,224	122,360	139,996	364,712	470,914
Add: Intangible asset amortization	3,649	3,649	2,890	10,947	8,858
Adjusted net earnings	$125,873	$126,009	$142,886	$375,659	$479,772

Average stockholders' equity	$4,011,179	$3,652,368	$3,916,621	$3,837,609	$3,758,733
Less: Average intangible assets	1,441,689	1,445,333	1,221,253	1,445,332	1,212,851
Less: Average preferred stock	498,516	137,100	-	213,698	-
Average tangible common equity	$2,070,974	$2,069,935	$2,695,368	$2,178,579	$2,545,882

Return on average equity (1)	13.02%	13.44%	14.18%	13.03%	16.75%
Return on average tangible common equity (2)	24.11%	24.42%	21.03%	23.05%	25.20%

(1) Annualized net earnings divided by average stockholders' equity.
(2) Annualized adjusted net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/ Tangible Book	September 30,	June 30,	March 31,	December 31,	September 30,
Value Per Common Share	2022	2022	2022	2021	2021

	(Dollars in thousands, except per share data)
Stockholders' equity	$3,875,945	$3,978,403	$3,650,595	$3,999,630	$3,918,434
Less: Preferred stock	498,516	498,516	-	-	-
Total common equity	3,377,429	3,479,887	3,650,595	3,999,630	3,918,434
Less: Intangible assets	1,439,746	1,443,395	1,447,044	1,450,693	1,219,651
Tangible common equity	$1,937,683	$2,036,492	$2,203,551	$2,548,937	$2,698,783

Total assets	$41,404,592	$40,950,723	$39,249,639	$40,443,344	$35,885,676
Less: Intangible assets	1,439,746	1,443,395	1,447,044	1,450,693	1,219,651
Tangible assets	$39,964,846	$39,507,328	$37,802,595	$38,992,651	$34,666,025

Equity to assets ratio	9.36%	9.72%	9.30%	9.89%	10.92%
Tangible common equity ratio (1)	4.85%	5.15%	5.83%	6.54%	7.79%

Book value per common share (2)	$28.07	$28.93	$30.52	$33.45	$32.77
Tangible book value per common share (3)	$16.11	$16.93	$18.42	$21.31	$22.57
Common shares outstanding	120,314,023	120,288,024	119,601,766	119,584,854	119,579,566

(1) Tangible common equity divided by tangible assets.
(2) Total common equity divided by common shares outstanding.
(3) Tangible common equity divided by common shares outstanding.

CONTACTS

Bart R. Olson EVP and CFO 714.989.4149	William J. Black EVP Strategy and Corporate Development 919.597.7466